Dean Heller                             COPY
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299                          FILED# C17482-96
(775) 684 5708                                          November 29, 2004
website: secretary of state.biz                         IN THE OFFICE OF
                                                DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)          Above space is for office use only

Important:  Read attaached instructions before completing form.


             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.  Name of corporation:   MAXXON, INC.

2. The articles have been amended as follows (provide article numbers, if available):

        SHARES: (the number of shares the corporation is authorized to issue) 250,000,000 shares authorized $0.001 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is *:

        66,626,688 For / 1,385,116 Against/ 343,700 Abstain

4.  Effective date of filing (optional):  Upon filing

5.  Officer Signature (required):       /s/ GIFFORD M. MABIE
                                  --------------------------------------
                                  Gifford M. Mabie, Officer and Director

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may caus this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropraite fees.  See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03